Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Gulf Resources Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stocks, par value US$0.0005, issuable under the 2025 Stock Incentive Plan and 2019 Omnibus Equity Incentive Plan	(1)	Other	303,378	$3.98	$1,207,444.44	0.0001381	$166.75

Total Offering Amounts:						$1,207,444.44		166.75
Total Fee Offsets:								0.00
Net Fee Due:								$166.75

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 193, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock, US$0.0005 par value per share (the “Common Stock”) that become issuable under the Registrant’s 2025 Stock Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock. The total number of shares registered covers (i) 103,378 Common Stocks issued under the Company's 2019 Stock Incentive Plan, after giving effect of the 10-to-1 reverse stock split as previously announced on Form 8-K filed with SEC on October 22, 2025 and (ii) 200,000 stocks of the Registrant’s Common Stock, issuable pursuant to the 2025 Stock Incentive Plan. The proposed maximum offering price per share is estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based on a per share price of $3.98, the average of the high and low price per share of the Registrant’s common stock as quoted on the Nasdaq Capital Market on January 8, 2026, which date is within five (5) business days prior to filing this Registration Statement.

Any Common Stock covered by an award granted under the Plan (or portion of an award) that expires, for any reason, is cancelled or terminated without having been exercise or settled or that is forfeited or repurchased and held as treasury shares shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Common Stocks which may be issued under the Plan.